MASTER

                                           AMENDED AND RESTATED


                                                 BY-LAWS


                                                    OF


                                THE TRUSTS IDENTIFIED ON APPENDIX A HERETO
                                            [CLOSED-END FUNDS]


                                            December 18, 2007



                                           AMENDED AND RESTATED

                                                 BY-LAWS

                                                    OF

                                THE TRUSTS IDENTIFIED ON APPENDIX A HERETO




                                                ARTICLE I

                                               DEFINITIONS

            The  terms  "Commission",  "Declaration",   "Distributor",
"Interested  Person",  "Investment
Adviser",  "Majority Shareholder Vote", "1940 Act",  "Shareholder",  "Shares",
  "Transfer Agent", "Trust",
"Trust  Property"  and  "Trustees"  have the  respective  meanings  given them in the Amended and Restated
Declaration  of Trust of the Trusts  identified  on Appendix A hereto.
  References  to a "Trust" mean each
Trust severally and not jointly. These By-Laws shall be subject to the Declaration for all purposes.



                                                ARTICLE II

                                                 OFFICES

            SECTION 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.


         SECTION 2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.


                                               ARTICLE III

                                               SHAREHOLDERS

            SECTION 1. Meetings. Except as provided in the next sentence, regular meetings of the
Shareholders  for the  election of Trustees  and the  transaction  of such other  business as may properly
come  before the  meeting  shall be held,  so long as Shares are listed for trading on the New York Stock
Exchange,  on at least  an  annual  basis,  on such day and at such  place as shall be  designated  by the
Trustees.  In the event that such a meeting is not held in any annual  period if so required,  whether the
omission be by oversight or  otherwise,  a  subsequent  special  meeting may be called by the Trustees and
held in lieu of such meeting with the same effect as if held within such annual period.  Special  meetings
of the  Shareholders  may  be  called  at  any  time  by a  majority  of  the
  Trustees.  Meetings  of the
Shareholders  for the purpose of  considering  the removal of a person  serving as Trustee shall be called
by the  Trustees  if they are  requested  in writing  to do so by  Shareholders holding in the  aggregate
Shares  representing not less than ten percent (10%) of the voting power of the outstanding  Shares of the
Trust  having  voting  rights.  Any such  meeting  shall be held  within or without  The  Commonwealth  of
Massachusetts on such day and at such time as the Trustees shall designate.


            Section 2. Notice of MeetingS. Notice of all meetings of Shareholders, stating the time, place and purposes of the  meeting,  shall be given by the Trustees in accordance  with the  Declaration,
mailed or sent at least  (ten) 10 days and not more than ninety  (90) days before the  meeting.  Only the
business  stated in the notice of the meeting shall be considered at such meeting.  Any adjourned  meeting
may be held as adjourned  without further notice,  even if the date of such adjourned meeting is more than
90 days after the notice of the meeting was mailed or sent.  Notwithstanding the foregoing,  if either the
President or Clerk of the Trust, or in the absence or  unavailability  of the
 President and the Clerk, any
officer  of the Trust,  determines  that as a result of force  majeure or an act of God or war,  the date,
time  or  place  designated  for a  meeting  or  adjourned  meeting  of
  Shareholders  is  not  reasonably
practicable or available,  such officer may, without further notice to
 Shareholders,  designate such other
date,  time or place for such  meeting or  adjourned  meeting as such  officer shall,  in his or her sole
discretion,  determine.  No notice  need be given to any  Shareholder  who shall have failed to inform the
Trust of his current  address or if a written  waiver of notice,  executed before or after the meeting by
the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.


         Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled  to notice of and to vote at any  meeting,  or to  participate  in any distribution,  or for the
purpose  of any other  action,  the  Trustees  may from time to time  close the  transfer  books for such
period,  not exceeding  thirty (30) days, as the Trustees may determine;  or without  closing the transfer
books the  Trustees  may fix a date not more than  ninety  (90) days  prior to the date of any  meeting of
Shareholders or distribution or other action as a record date for the determination  of the persons to be
treated as  Shareholders  of record for such  purpose.  The Trustees also may select the time of day as of
which the  calculations  for  determining  how many votes each  Shareholder is entitled to pursuant to the
Declaration shall be performed.

         Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat  may vote by proxy,  provided  that no proxy  shall be voted at any meeting  unless it shall have
been  placed on file with the  Clerk,  or with such  other  officer or agent of the Trust as the Clerk may
direct,  for  verification  prior to the time at which such vote shall be taken.  Pursuant  to a vote of a
majority of the  Trustees,  proxies may be solicited in the name of one or more Trustees or one or more of
the  officers of the Trust.  When any Share is held jointly by several persons,  any one of them may vote
at any  meeting in person or by proxy in respect of such Share (and a proxy shall be valid if executed by
any one of them),  but if more than one of them shall be  present  at such meeting in person or by proxy,
and such joint  owners or their  proxies so present  disagree  as to any vote to be cast,  such vote shall
not be  received  in  respect  of such  Share.  A proxy  purporting  to be executed  by or on behalf of a
Shareholder  shall be deemed  valid  unless  challenged  at or prior to its exercise,  and the  burden of
proving  invalidity shall rest on the challenger.  The placing of a
 Shareholder's name on a proxy pursuant
to  telephonic or  electronically  transmitted  instructions  obtained pursuant to procedures  reasonably
designed to verify that such  instructions  have been  authorized  by such
  Shareholder  shall  constitute
execution  of such proxy by or on behalf of such  Shareholder.  If the holder of any such Share is a minor
or a person of unsound mind,  and subject to  guardianship  or to the legal control of any other person as
regards  the  charge or  management  of such  Share,  he may vote by his guardian  or such  other  person
appointed or having such control,  and such vote may be given in person or by proxy.  Any copy,  facsimile
telecommunication  or other reliable  reproduction  of a proxy may be substituted  for or used in lieu of
the original  proxy for any and all purposes for which the  original  proxy could be used,  provided  that
such copy,  facsimile  telecommunication  or other  reproduction  shall be a complete  reproduction of the
entire original proxy or the portion thereof to be returned by the Shareholder.

         Section 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law, Shares  representing a majority of the voting power of the outstanding
  Shares entitled to vote shall
constitute  a quorum at any  meeting  of  Shareholders,  except  that  where any  provision  of law,  the
Declaration  or these  By-laws  requires  that  holders of any  series or class shall vote as a series or
class,  then Shares  representing  a majority  (unless a larger quorum is required as specified  above) of
the voting  power of the  aggregate  number of Shares of that  series or class entitled  to vote shall be
necessary to constitute a quorum for the  transaction of business by that series or class.  In the absence
of a quorum,  Shareholders  entitled  to cast votes  representing  a majority of the voting  power of the
outstanding  Shares  entitled to vote present in person or by proxy,  or, where any  provision of law, the
Declaration  or these  By-laws  requires  that  holders of any  series or class shall vote as a series or
class,  Shareholders  entitled  to  cast  votes  representing  a  majority  of the  voting  power  of the
outstanding  Shares of that series or class  entitled to vote  present in person or by proxy,  may adjourn
the  meeting  from time to time until a quorum  shall be present.  Only
  Shareholders  of record  shall be
entitled to vote on any matter.

         Section 6. Inspection of Records. The records of the Trust shall be open to inspection by
Shareholders  to the same  extent  as is  permitted  shareholders  of a
  Massachusetts  business
corporation.

         Section 7. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if  Shareholders  holding  Shares  representing  a majority of the voting  power of the
Shares  entitled  to vote on the matter (or such  larger  proportion  thereof as shall be required by law,
the  Declaration  or these  By-Laws for approval of such matter)  consent to the action in writing and the
written  consents  are filed with the  records of the  meetings of
  Shareholders.  Such  consent  shall be
treated for all purposes as a vote taken at a meeting of Shareholders.

         SECTION 8. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER
PROPOSALS.

         (a) As used in this Section 8, the term "annual meeting" refers to any annual meeting of
         Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Article III Section 1 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

         (b) The matters proposed by Shareholders to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 8. Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of
         Shareholders or otherwise considered unless in accordance with the procedures set forth in this
         Section 8, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

         (c) For any matter to be properly before any annual meeting, the matter must be (i)
         specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Article III Section 2 of these Bylaws or (ii) brought before the meeting in the manner specified in this Section 8(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the
         Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such
         Shares at the time the notice provided for in this Section 8(c) is delivered to the Secretary.

                  In addition to any other requirements under applicable law and the Declaration of
         Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the
         Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than ninety (90) days prior to the first anniversary date of the date on which the Trust first sent its proxy materials for the prior year's annual meeting; provided, however, with respect to the annual meeting to be held in the calendar years 2008 and 2009, the Shareholder Notice must be so delivered or mailed and so received on or before June 13, 2008 and May 1, 2009, respectively; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such
         Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii)
         the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

                  Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder
         Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a),
 (d), (e) and (f) of Item 401
         of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the
         Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and
         Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the
         Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees pursuant to Section 14 of the
         Exchange Act and the rules and regulations promulgated thereunder; and
 (E) whether such
         Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person,"
         information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee.
         Any Shareholder Notice required by this Section 8(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

                  Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such
         Shareholder favors the proposal; (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to
         Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such
         Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed;
 (viii) if the proposal
         involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders.
  As used in this Section 8,
         Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

         (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to
         Article III Section 2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the
         Shareholder Notice to the Secretary required with respect to annual meetings by Section 8(c)
         hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth
 (10th) day following the
         day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

         (e) For purposes of this Section 8, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow
         Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

         (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 8.

         (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section
         8 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

         (h) Notwithstanding anything to the contrary in this Section 8 or otherwise in these
         Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 8 shall be construed as creating any implication or presumption as to the requirements of federal law.


                                                ARTICLE IV

                                                 TRUSTEES

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees.  Notice of regular or stated  meetings need not be given.  Meetings of
the  Trustees  other than regular or stated  meetings  shall be held  whenever called by the Chair of the
Trustees or by any one of the  Trustees at the time being in office.  Notice of the time and place of each
meeting other than regular or stated  meetings shall be given by the Secretary or an Assistant  Secretary,
or the Clerk or an Assistant  Clerk or by the officer,  Chair of the Trustees or other Trustee calling the
meeting  and  shall  be  mailed  to each  Trustee  at least  two  days  before the  meeting,  or shall be
telegraphed,  cabled,  or wirelessed or sent by facsimile or other electronic means to each Trustee at his
usual or last known  business  or  residence  address,  or  personally delivered  to him at least one day
before the meeting.  Such notice may, however,  be waived by any Trustee.
  Notice of a meeting need not be
given to any  Trustee if a written  waiver of notice,  executed  by him  before or after the  meeting,  is
filed with the records of the  meeting,  or to any Trustee  who  attends  the meeting  without  protesting
prior  thereto or at its  commencement  the lack of notice to him.  A notice or waiver of notice  need not
specify  the  purpose  of any  meeting.  Except as  provided  by law the
  Trustees  may meet by means of a
telephone  conference  circuit  or  similar  communications  equipment  by means  of  which  all  persons
participating in the meeting can hear each other,  which telephone  conference meeting shall be deemed to
have  been held at a place  designated  by the  Trustees  at the  meeting.
  Participation  in a  telephone
conference meeting shall constitute presence in person at such meeting.

         Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present at any regular or  special  meeting of the  Trustees  in order to  constitute  a quorum  for the  transaction  of
business at such meeting and (except as otherwise  required by law, the
  Declaration or these By-Laws) the
act of a majority of the  Trustees  present at any such  meeting,  at which a quorum is present,  shall be
the act of the Trustees.  In the absence of a quorum,  a majority of the
 Trustees  present may adjourn the
meeting  from time to time until a quorum  shall be present.  Notice of an adjourned  meeting need not be
given.


                                                ARTICLE V

                                      COMMITTEES AND ADVISORY BOARD

         Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the
Trustees  may elect  from their own number an  Executive  Committee  to consist of not less than three (3)
Trustees  to hold  office at the  pleasure  of the  Trustees  which  shall have the power to  conduct  the
current and ordinary  business of the Trust while the Trustees are not in session,  including the purchase
and sale of securities  and the  designation  of securities to be delivered upon  redemption of Shares of
the Trust,  and such other powers of the Trustees as the Trustees may, from time to time,  delegate to the
Executive  Committee  except  those  powers  which  by law,  the  Declaration or these  By-Laws  they are
prohibited  from  delegating.  The Trustees may also elect other  Committees from time to time, the number
composing such  Committees,  the powers  conferred upon the same (subject to the same  limitations as with
respect to the Executive  Committee)  and the term of  membership  on such
  Committees to be determined by
the  Trustees.  The  Trustees  may  designate  a Chair  of any  such
  Committee.  In the  absence  of such
designation a Committee may elect its own Chair.

         Section 2. Meeting, Quorum and Manner of Acting. The Trustees may:

                  (i)      provide for stated meetings of any Committee;

                  (ii) specify the manner of calling and notice required for special meetings of any
                           Committee;

                  (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee  required
 to exercise specified powers
                           delegated to such Committee;

                  (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a
 Committee without a meeting; and

                  (v) authorize the members of a Committee to meet by means of a telephone conference  circuit or similar  communications
  equipment by means of which all
                           persons participating in the meeting can hear each
 other.

         Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

         Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance  of not less than three (3)  members.  Members of such  Advisory
  Board  shall not be Trustees or
officers and need not be  Shareholders.  A member of such Advisory Board shall hold office for such period
as the  Trustees may by  resolution  provide.  Any member of such board may resign  therefrom by a written
instrument  signed by him which shall take effect upon  delivery to the Trust.
  The  Advisory  Board shall
have no legal powers and shall not perform the functions of Trustees in any manner,  such  Advisory  Board
being  intended  merely to act in an advisory  capacity.  Such Advisory Board shall meet at such times and
upon such notice as the Trustees may by resolution provide.


                                                ARTICLE VI

                                    OFFICERS AND CHAIR OF THE TRUSTEES

         Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Clerk,  who  shall be  elected  by the  Trustees.  In  addition,  there shall be an  Independent  Chief
Compliance  Officer,  who shall be elected  or  appointed  by a  majority  of the  Trustees,  including  a
majority  of the  Trustees  who are not  Interested  Persons  of the Trust
  ("Interested  Trustees"),  and
otherwise in accordance  with rule 38a-1 (or any  successor  rule) under the
 1940 Act, as such rule may be
amended  from time to time  ("Rule  38a-1").  The  Trustees  may elect or appoint  such other  officers or
agents of the Trust as the business of the Trust may require,  including  one or more Vice  Presidents,  a
Secretary  and one or  more  Assistant  Secretaries,  one or more  Assistant
  Treasurers,  and one or more
Assistant  Clerks.  The  Trustees  may  delegate  to any  officer of the Trust or  Committee  the power to
appoint  any  subordinate  officers  or  agents.  In  addition,  there  shall be an office of Chair of the
Trustees,  which  shall  serve on behalf of the  Trustees,  but shall not be an office of the  Trust.  The
office of Chair of the  Trustees may be held by more than one person.  Any
 Chair of the Trustees  shall be
elected by a majority of the Trustees, including a majority of the Independent
 Trustees.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the
Declaration or these By-Laws, the Chair of the Trustees, the President,  the
 Treasurer,  the Clerk and the
Independent  Chief  Compliance  Officer shall hold office until his resignation  has been accepted by the
Trustees or until his respective  successor  shall have been duly elected and qualified,  or in each case
until he sooner  dies,  resigns,  is  removed  or  becomes  disqualified.  All other  officers  shall hold
office at the  pleasure  of the  Trustees.  Any two or more  offices may be held by the same  person.  Any
officer  of the  Trust  may be,  but none need be, a Trustee  or  Shareholder.
  Any Chair of the  Trustees
shall be an  Independent  Trustee,  shall not be an  officer  of the Trust and may be,  but need not be, a
Shareholder.

         Section 3. Removal AND RESIGNATION. The Trustees, at any regular or special meeting of the
Trustees,  may  remove any  officer of the Trust with or without  cause by a vote or consent of a majority
of the  Trustees,  provided  that any  removal of the  Independent  Chief
  Compliance  Officer  shall also
require the vote or consent of a majority of the  Independent  Trustees  and otherwise  be in  accordance
with the  provisions  of Rule 38a-1.  The Trustees  may at any time remove any
 Chair of the Trustees  with
or without  cause by a vote or  consent  of a  majority  of the  Trustees, including  a  majority  of the
Independent  Trustees.  Any officer or agent  appointed by any officer or
 Committee may be removed with or
without  cause by such  appointing  officer or Committee  (subject to the provisions of Rule 38a-1 in the
case of the  Independent  Chief  Compliance  Officer).  Any officer of the
 Trust or Chair of the  Trustees
may resign at any time by written  instrument  signed by him and delivered to the Trust.  Such resignation
shall be effective  upon  receipt  unless  specified  to be  effective  at some other time.  Except to the
extent expressly  provided in a written  agreement with the Trust, no officer of the Trust or Chair of the
Trustees  resigning  or removed  shall have any right to any  compensation  for any period  following  his
resignation or removal, or any right to damages on account of such removal.

         Section 4. Powers and Duties of the Chair OF THE TRUSTEES. The powers and duties of the Chair of the Trustees  shall include (i) calling  meetings of the Trustees when deemed  necessary,  (ii) setting
the agenda for  meetings  of the  Trustees  with input from  officers of the
 Trust and,  as  necessary  or
appropriate,  the Trust's Investment Adviser and other service providers,
  (iii) presiding at all meetings
of the Trustees,  (iv)  presiding at all meetings of  Shareholders,  except that the Chair of the Trustees
may  appoint the  President  or another  officer of the Trust to preside at such  meetings in place of the
Chair of the  Trustees,  (v) acting as a liaison  between the Board of Trustees and the Trust's  officers,
Investment  Adviser and other service  providers and (vi) exercising such other powers and duties relating
to the  operations  of the  Trustees  as,  from time to time,  may be conferred  upon or assigned to such
office by the Trustees,  provided that the Chair of the Trustees shall have no individual authority to act
for the  Trust as an  officer  of the  Trust.  In  carrying  out the responsibilities  and  duties of the
office,  the Chair of the Trustees may seek  assistance and input from other
 Trustees or Committees of the
Trustees,  officers  of the Trust and the  Trust's  Investment  Adviser and
 other  service  providers,  as
deemed necessary or appropriate.  In the absence or disability of the Chair of the Trustees, a majority of
the Trustees,  including a majority of the Independent  Trustees,  shall appoint an Independent Trustee to
perform the duties and exercise the powers of the Chair of the Trustees, provided that,  unless and until
such  appointment is made, all of the  Independent  Trustees  shall collectively  perform such duties and
exercise such powers.

         Section 5. Powers and Duties of the President. Subject to the control of the Trustees, the
Chair of the Trustees and any  Committees of the Trustees,  the  President
  shall at all times  exercise a
general  supervision and direction over the affairs of the Trust,  including the power to employ attorneys
and counsel for the Trust and to employ such  subordinate  officers,  agents, clerks and  employees as he
may find  necessary to transact  the business of the Trust.  The  President shall be the chief  executive
officer of the Trust. The President shall have the power to grant,  issue, execute or sign such powers of
attorney,  proxies or other  documents  as may be deemed  advisable or necessary  in  furtherance  of the
interests  of the Trust.  The  President  shall  perform  such other duties as may be assigned to him from
time to time by the Trustees or the Chair of the Trustees.

         Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice  President or, if there be more than one Vice  President,  any Vice
  President  designated by the
Trustees  shall  perform all the duties and may  exercise any of the powers of the  President,  subject to
the control of the  Trustees.  Each Vice  President  shall perform such other duties as may be assigned to
him from time to time by the Trustees or the President.

         Section 7. Powers and Duties of the TreasureR. The Treasurer shall be the principal financial and  accounting  officer of the Trust.  The Treasurer  shall deliver all funds of the Trust which may come
into his hands to such  custodian as the Trustees may employ.  The  Treasurer shall render a statement of
condition of the  finances of the Trust to the Trustees as often as they shall require the same and shall
in general  perform all the duties  incident to the office of Treasurer and such other duties as from time
to time  may be  assigned  to him by the  Trustees.  The  Treasurer  shall give a bond  for the  faithful
discharge  of his  duties,  if  required  to do so by the  Trustees,  in such sum and with such  surety or
sureties as the Trustees shall require.

         Section 8. Powers and Duties of the Clerk. The Clerk shall keep the minutes of all meetings of the  Shareholders  in proper  books  provided for that  purpose;  he shall have custody of the seal of the
Trust;  he shall have charge of the Share  transfer  books,  lists and records unless the same are in the
charge of the Transfer Agent.  He or the Secretary,  if any, shall attend to the giving and serving of all
notices by the Trust in  accordance  with the  provisions  of these  By-Laws and as  required by law;  and
subject to these  By-Laws,  he shall in general  perform  all duties  incident to the office of Clerk and
such other duties as from time to time may be assigned to him by the Trustees.

         Section 9. Powers and Duties of The Secretary. The Secretary, if any, shall keep the minutes of all meetings of the  Trustees.  He shall  perform such other duties and have such other powers in addition
to those  specified in these  By-Laws as the Trustees  shall from time to time designate.  If there be no
Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the
Treasurer,  any  Assistant  Treasurer  designated by the Trustees  shall perform all the duties,  and may
exercise any of the powers,  of the Treasurer.  Each Assistant  Treasurer shall perform such other duties
as from time to time may be assigned to him by the Trustees.  Each Assistant
  Treasurer  shall give a bond
for the  faithful  discharge  of his duties,  if required to do so by the
  Trustees,  in such sum and with
such surety or sureties as the Trustees shall require.

         Section 11. Powers and Duties of Assistant Clerks. In the absence or disability of the Clerk, any Assistant Clerk  designated by the Trustees shall perform all the duties, and may exercise any of the
powers,  of the Clerk.  The  Assistant  Clerks shall perform such other duties as from time to time may be
assigned to them by the Trustees.

         Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the
Secretary,  any Assistant  Secretary  designated by the Trustees shall perform all of the duties,  and may
exercise any of the powers,  of the Secretary.  The Assistant  Secretaries shall perform such other duties
as from time to time may be assigned to them by the Trustees.

         Section   13.   Powers  and   Duties  of  THE   INDEPENDENT   CHIEF
   COMPLIANCE   OFFICER.   The
Independent   Chief   Compliance   Officer   shall   perform
   the   duties  and  have  the
responsibilities  of the chief  compliance  officer of the Trust in accordance with Rule 38a-1,  and shall
perform  such other  duties and have such other  responsibilities  as from time to time may be assigned to
him by the Trustees.  Independent  Chief Compliance
  Officer shall report directly to
the Trustees or a Committee of the Trustees in carrying out his functions.

         Section 14. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to
any  applicable law or provision of the  Declaration,  the  compensation  of the officers of the Trust and
Trustees  (including  the Chair of the  Trustees)  and members of the  Advisory
  Board shall be fixed from
time to time by the  Trustees  or, in the case of  officers,  by any  Committee or officer upon whom such
power  may be  conferred  by the  Trustees,  provided  that  any  compensation of the  Independent  Chief
Compliance  Officer  shall be  approved  by a  majority  of the  Trustees, including  a  majority  of the
Independent  Trustees.  No officer shall be prevented from receiving such compensation as such officer by
reason of the fact that he is also a Trustee.


                                               ARTICLE VII

                                               FISCAL YEAR

         The fiscal year of the Trust shall be as specified on Appendix A hereto, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.


                                               ARTICLE VIII

                                                   SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


                                                ARTICLE IX

                                            WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing,  signed by the person or persons entitled to such notice, whether before or after the
time  stated  therein,  shall be  deemed  equivalent  thereto.  A  notice shall be  deemed  to have  been
telegraphed,  cabled or  wirelessed  or sent by  facsimile or other  electronic means for the purposes of
these By-Laws when it has been delivered to a representative  of any telegraph, cable or wireless company
with  instruction  that it be  telegraphed,  cabled or wirelessed or when a confirmation of such facsimile
having been sent, or a confirmation that such electronic means has sent the notice being  transmitted,  is
generated.  Any  notice  shall  be  deemed  to be  given at the  time  when the  same  shall  be  mailed,
telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.


                                                ARTICLE X

                                 SALE OF SHARES OF THE TRUST

         The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property.  The Shares,  including  additional  Shares which may have been repurchased by the
Trust (herein sometimes  referred to as "treasury  shares"),  may not be sold at a price less than the net
asset value  thereof (as defined in Article XI hereof)  determined  by or on behalf of the  Trustees  next
after the sale is made or at some later time after such sale.

         No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although  Shares  previously  contracted to be sold may be issued upon payment
therefor)  during any period when the  determination  of net asset value is suspended.  In connection with
the  acquisition by merger or otherwise of all or  substantially  all the assets of an investment  company
(whether a regulated  or private  investment  company or a personal  holding company),  the  Trustees may
issue or cause to be issued  Shares and accept in payment  therefor  such assets  valued at not more than
market value thereof in lieu of cash,  notwithstanding  that the federal income tax basis to the Trust of
any assets so acquired may be less than the market  value,  provided that such assets are of the character
in which the Trustees are permitted to invest the funds of the Trust.

                                                ARTICLE XI

                                        NET ASSET VALUE OF SHARES

         The term "net asset value" per Share of any class or series of Shares shall mean: (i) the value of all  assets of that  series or  class;  (ii) less  total  liabilities  of such  series or class;  (iii)
divided  by the  number of Shares of such  series or class  outstanding,  in each case at the time of such
determination,  all as  determine  by or  under  the  direction  of the
  Trustees.  Such  value  shall  be
determined on such days and at such time as the Trustees may determine.  Such determination  shall be made
with respect to  securities  for which market  quotations  are readily available,  at the market value of
such  securities;  and with respect to other  securities  and assets,  at the fair value as  determined in
good faith by or pursuant to the  direction of the  Trustees or a Committee thereof,  provided,  however,
that the Trustees,  without shareholder approval,  may alter the method of appraising portfolio securities
insofar as permitted  under the 1940 Act,  including  use of the amortized cost method.  The Trustees may
delegate  any  powers  and  duties  under  this  Article  XI with  respect  to appraisal  of  assets  and
liabilities.  At any time the  Trustees  may cause the value per share last determined  to be  determined
again in a similar  manner and may fix the time when such  predetermined  value shall  become  effective.
Determinations  of net asset value made by the Trustees or their  delegates in good faith shall be binding
on all parties concerned.


                                               ARTICLE XII

                                       DIVIDENDS AND DISTRIBUTIONS

         Section 1. Limitations on Distributions. The total of distributions to Shareholders of a particular  series or class  paid in  respect of any one fiscal  year,  subject to the  exceptions  noted
below, shall, when and as declared by the Trustees, be approximately equal to the sum of:

                  (i) the net income, exclusive of the profits or losses realized upon the sale of securities  or other  property,  of such series or
 class for such fiscal  year,
                           determined in accordance with generally accepted
 accounting  principles (which,
                           if the Trustees so determine,  may be adjusted for
 net amounts included as such
                           accrued  net  income in the price of Shares of such
  series or class  issued or
                           repurchased),  but if the net income of such series
 or class exceeds the amount
                           distributed by less than one cent per share
  outstanding at the record date for
                           the final  dividend,  the excess  shall be treated
 as  distributable  income of
                           such series or class for the following fiscal year;
 and

(ii) in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits  over  losses on sales of
  securities  or other  property
                           allocated or belonging to such series or class for
 such fiscal year; and

(iii) in the discretion of the Trustees, an additional amount from other Trust assets.

The decision of the Trustees as to what, in accordance with generally accepted accounting  principles,  is
income and what is principal shall be final,  and except as  specifically provided herein the decision of
the Trustees as to what  expenses  and charges of the Trust shall be charged against  principal  and what
against  income  shall be final,  all  subject  to any  applicable  provisions of the 1940  Act.  For the
purposes  of the  limitation  imposed  by this  Section 1,  Shares  issued pursuant  to Section 2 of this
Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

         Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the  computation  thereof on the books of the Trust,  the above provisions  shall be  interpreted to
give to the  Trustees  the  power in their  discretion  to  distribute  for any fiscal  year as  ordinary
dividends and as capital gains  distributions,  respectively,  additional amounts sufficient to enable the
Trust to avoid or reduce  liability for taxes.  Any payment made to
  Shareholders  pursuant to clause (ii)
and/or clause (iii) of this Section 1 shall be  accompanied by a written statement  showing the source or
sources of such payment, and the basis of computation thereof.


         Section 2. Distributions Payable in Cash or Shares. The Trustees shall have power, to the fullest extent permitted by the laws of The  Commonwealth of  Massachusetts but subject to the limitation
as to cash  distributions  imposed by Section 1 of this  Article  XII, at any time or from time to time to
declare and cause to be paid  distributions  payable at the election of any
  Shareholder  of any series or
class  (whether  exercised  before  or after the  declaration  of the distribution)  either in cash or in
Shares of such series, provided that the sum of:

                  (i) the cash distribution actually paid to any Shareholder, and

                  (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after  the  election  as
 the  Trustees  may  specify,
                           shall not exceed the full  amount of cash to which
  that  Shareholder  would be
                           entitled if he elected to receive only cash.

In the case of a  distribution  payable in cash or Shares at the election of a
  Shareholder,  the Trustees
may prescribe  whether a Shareholder,  failing to express his election before a given time shall be deemed
to have elected to take Shares  rather than cash,  or to take cash rather then
  Shares,  or to take Shares
with cash adjustment of fractions.

         The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined  from time to time by the
Trustees be reinvested in  additional  shares of the Trust rather than paid in cash,  unless a shareholder
who,  after  notification  that his  distributions  will be reinvested in additional  shares in accordance
with the preceding phrase,  elects to receive such  distributions in cash.
 Where a shareholder has elected
to receive  distributions  in cash and the postal or other delivery service is unable to deliver checks to
the  shareholder's  address of record,  the  Trustees,  in their sole discretion,  may cause the Trust to
require that such Shareholder's  distribution  option be converted to having all distributions  reinvested
in additional shares.

         Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the
Trustees may at any time declare and distribute pro rata among the
  Shareholders  of any series or class a
"stock  dividend" out of either  authorized but unissued Shares of such series or class or treasury Shares
of such series or class or both.


                                               ARTICLE XIII

                                                AMENDMENTS

         These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted,  at any time by the Trustees.  Action by the Trustees with respect to the By-Laws shall be
taken by an affirmative vote of a majority of the Trustees.


                                                    Master Amended and Restated
 By-Laws, December 18, 2007

                                                                   APPENDIX A


-------------------------------------------------------------------------------
-----------------------------------------
                                                                   FISCAL
TRUST                                                            YEAR END
-------------------------------------------------------------------------------
-----------------------------------------
-------------------------------------------------------------------------------
-----------------------------------------

MFS Municipal Income Trust                                       10/31
MFS Multimarket Income Trust                                     10/31
MFS Government Markets Income Trust                              11/30
MFS Intermediate Income Trust                                    10/31
MFS Charter Income Trust                                         11/30
MFS Special Value Trust                                          10/31

-------------------------------------------------------------------------------
-----------------------------------------